SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: January 31, 2006

CLARKSTON FINANCIAL CORPORATION
(Exact name of registrant as
specified in its charter)

Michigan (State or other jurisdiction of incorporation) 6600 Highland Road, Suite 24 Waterford, Michigan (Address of principal executive office)	333-63685 (Commission File Number)	38-3412321 (IRS Employer Identification no.) 48327 (Zip Code)

Registrant’s telephone number,
including area code: (248) 625-8585

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

        Clarkston Financial Corporation (the "Corporation") today restated its previously reported financial results for the three and nine month periods ended September 30, 2005. The restated interim financial statements are included in the Form 10-QSB/A amended quarterly report filed with the Securities and Exchange Commission on February 2, 2006.

        The restatement is to correct an error in the calculation of federal income tax expense. As a result, the Corporation's net income (loss) and earnings (loss) per share and certain other information was incorrectly stated in the Quarterly Report on Form 10-QSB for the quarter ended September 30, 2005.

        On January 31, 2006, the Corporation's Board of Directors determined that financial statements contained in the Quarterly Report on Form 10-QSB for the quarter ended September 30, 2005, should no longer be relied upon. The Audit Committee of the Board of Directors discussed the matters disclosed in this filing with the Corporation's independent accountants.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: February 1, 2006	CLARKSTON FINANCIAL CORPORATION (Registrant) By: /s/ James Distelrath —————————————— James Distelrath Chief Financial Officer